January 8, 2013

Securities and Exchange Commission

100 F Street NE

Washington, DC 20549

RE: Source Gold Corporation

We have read the statements that we understand Source Gold Corporation will include under Item 4.01 of the Form 8-K report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

/s/ De Joya Griffith, LLC

Certified Public Accountants

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De Joya Griffith, LLC ● 2580 Anthem Village Dr. ● Henderson, NV ● 89052

Telephone (702) 563-1600 ● Facsimile (702) 920-8049

www.dejoyagriffith.com